Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We have issued our report dated April 26, 2012 accompanying the financial statements of Goldfields International Inc. (formerly American Goldfields, Inc.). which are incorporated by reference in this Form S-8 registration statement.  We consent to the incorporation by reference in this registration statement of the aforementioned report.

/s/ Robison, Hill & Co.
Robison, Hill & Co.
Certified Public Accountants

Salt Lake City, Utah
March 1, 2013